UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

AFFINITY GROUP HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124109	20-2428068
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

2575 Vista Del Mar Drive		(805) 667-4100
Ventura, CA 93001		(Registrant’s telephone
(Address of executive offices)		number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On September 26, 2008, Affinity Group, Inc., a wholly-owned subsidiary of Affinity Group, Holding, Inc. (“Affinity”) signed a non-binding outline of terms with an institutional lender for a credit facility that would refinance indebtedness outstanding under Affinity’s senior secured credit facility.  The interest rate payable under the proposed credit facility is substantially higher than the rate payable under the existing senior secured credit facility.  If a definitive agreement is reached, funding would be subject to several conditions, including the sale by Affinity of its Camping World subsidiary at its fair market value, which is currently estimated to be approximately $80 million, completion of a due diligence investigation and completion of loan documentation.  The purchaser of Camping World, Inc. and its subsidiaries is expected to be an affiliate of Affinity and the sale would be subject to various conditions, including the purchaser’s ability to obtain financing for the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GROUP HOLDING, INC.
(Registrant)

Date: October 1, 2008	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President
and Chief Financial Officer